Exhibit 32.1

Certification of Chief Executive Officer

In connection with the Annual Report on Form 10-K for the fiscal year ending December 31, 2006 of Financial Security Assurance Holdings Ltd. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert P. Cochran, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ROBERT P. COCHRAN
Chief Executive Officer
April 2, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.